EXHIBIT 99.3

Preliminary Draft




                                                             Lawrence P. English
                                                         Chief Executive Officer

October 13, 2003

Dear Valued Customer:

On Friday, October 10 we were notified by the SEC staff that it intends to recommend to the Commission that it file a civil injunctive action against the Company alleging violations of the Securities Exchange Act and its rules. The staff also notified us that it does not presently intend to recommend any action against current Officers, Directors or employees of the Company.

The allegations deal with certain transactions between QuadraMed and Health+Cast, LLP which took place in 1998 and 1999. The 1999 transactions were restated as part of the Company's re-statement of its 1999 financial statements.

This notification was not unexpected. In all of our recent public disclosures we have discussed the ongoing SEC investigation. I view the notification as a major step toward resolving matters with the SEC.

No one should be alarmed by this action. Friday's notification means what it says. The staff intends to make a recommendation. The SEC enforcement process gives the Company ample time to respond to the Staff's intentions. Quite often these actions are resolved by settlement where the company neither admits nor denies the allegations. We will continue to have ongoing communications with the SEC until this issue is fully resolved.

We hope to avoid any penalty. However, in the worst case scenario, the Company could be fined and enjoined from further violations of the Security and Exchange Act and its rules. Based on historical precedent we do not anticipate the potential fines stemming from this type of enforcement action (if they are levied) will have a material impact on the operations of the company.

We will keep you informed of our progress in resolving this matter.

     Cautionary Statement on Risks Associated With Forward-Looking Statements This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The words "believe," "expect," "anticipate," "intend," "plan," "estimate," "may," "should," "could," and similar expressions are intended to identify such statements. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. QuadraMed undertakes no obligation to update or revise any forward-looking statement.

Important factors that could cause QuadraMed's actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) QuadraMed's ability to become listed on the Nasdaq National Market or Smallcap Market; (ii) QuadraMed's ability to remain in compliance with the Company's debt agreements; (iii) the outcome of the Staff of the SEC's intention to recommend



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an enforcement action against QuadraMed; (iv) the ability of the Company to attain its 2003 revenue given the business climate and the competitive environment; (v) QuadraMed's quarterly operating results may vary; (vi) QuadraMed's stock price may be volatile, (vii) QuadraMed's investments are subject to market risk; (viii) QuadraMed faces product development risks from rapid technological changes; (ix) QuadraMed's products may be subject to bugs and other errors; (x) QuadraMed's intellectual property and technology may be subject to infringement claims or be infringed upon; (xi) QuadraMed's products and services, particularly those sold to government entities and those sold to customers receiving government reimbursement, are subject to scrutiny, regulation, and possible future regulation by state and federal governments;
(xii) increased competition for QuadraMed's products and services; and (xiii) QuadraMed may need to use its cash balances to repurchase or redeem its outstanding debt securities. QuadraMed does not intend this list of important factors to be exhaustive and advises investors that it discusses other risks and uncertainties that could cause QuadraMed's actual results to differ from these forward-looking statements in its periodic reports filed with the SEC. These SEC filings can be accessed through the Investor Relations section of our website, www.quadramed.com, or through the SEC's EDGAR Database at www.sec.gov (QuadraMed has EDGAR CIK No. 0001018833).


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